UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 18, 2020 (March 12, 2020)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee 37027
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (615) 440-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [☐]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.008 par value	TSCO	NASDAQ Global Select Market

Item 1.01  Entry into a Material Definitive Agreement.

On March 12, 2020, Tractor Supply Company (the "Company") entered into an Incremental Term Loan Agreement (the "Agreement"), by and among the Company, as Borrower, certain subsidiaries of the Company, and Wells Fargo Bank, National Association, as Administrative Agent and Lender, pursuant to an accordion feature available under the Company's Credit Agreement dated as of February 19, 2016 by and among the Company, certain subsidiaries of the Company, certain lenders, Wells Fargo Bank, National Association as Administrative Agent, and Regions Bank as Syndication Agent, for the lenders, as amended from time to time (the "Senior Credit Facility"). The Agreement increases the term loan capacity under the Senior Credit Facility by $200 million, which is in addition to the Senior Credit Facility's existing term loan and revolving credit facility.

The Agreement is unsecured and has a term expiring on March 16, 2022. Borrowings under the Agreement will bear interest at a variable rate; however, similar to our existing term loans, the Company has entered into an interest rate swap agreement which effectively provides a fixed rate for these borrowings and serves to manage our exposure to interest rate volatility. Proceeds from the incremental $200 million term loan will be used for general business purposes.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the incremental term loan agreement, which is attached hereto as Exhibit 10.1, and the credit agreement constituting the Senior Credit Facility which was filed as Exhibit 10.1 to Current Report on Form 8-K, filed with the Commission on February 22, 2016, Commission File No. 000-23314, and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference hereunder.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits:

10.1   Incremental Term Loan Agreement, dated as of March 12, 2020, by and among Tractor Supply Company, as Borrower, certain subsidiaries of the Company, and Wells Fargo Bank, National Association, as Administrative Agent and Lender.

104  The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

March 18, 2020	By:	/s/ Kurt D. Barton
Name: Kurt D. Barton
Title: Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Incremental Term Loan Agreement, dated as of March 12, 2020, by and among Tractor Supply Company, as Borrower, certain subsidiaries of the Company, and Wells Fargo Bank, National Association, as Administrative Agent and Lender.